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                                                                  EXHIBIT 10.34

                                                                  EXECUTION COPY

               FORM OF TRANSITIONAL TRADEMARK LICENSE AGREEMENT(1)

            THIS TRANSITIONAL TRADEMARK LICENSE AGREEMENT (this "Agreement") is by and between THE ST. PAUL COMPANIES, INC., a Minnesota corporation ("St. Paul"), and PLATINUM UNDERWRITERS HOLDINGS, LTD., a Bermuda corporation ("Platinum").

            WHEREAS St. Paul, directly or through one or more of its subsidiaries, exclusively owns all rights, title and interest in and to the St. Paul trademarks and service marks identified on Schedule A attached hereto (collectively, the "Licensed Marks"), as well as the goodwill associated therewith and symbolized thereby;

            WHEREAS St. Paul, Platinum and certain other parties have entered into that certain Formation and Separation Agreement dated as of October 28, 2002, 2002 (the "Formation and Separation Agreement"), pursuant to Section 3.01(e) of which St. Paul and Platinum have agreed to enter into this Agreement; and

            WHEREAS St. Paul desires to grant to Platinum and Platinum desires to receive the right to use the Licensed Marks pursuant to the terms of this Agreement.

            NOW THEREFORE, in furtherance of the transactions contemplated in the Formation and Separation Agreement and in consideration of the promises and the mutual covenants and agreements contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                GRANT OF LICENSE

            SECTION 1.1 License. Subject to the terms of this Agreement, St. Paul hereby grants to Platinum a royalty-free, limited, non-sublicensable (subject to Section 6.2), non-transferable (subject to Section 6.1) license to use the Licensed Marks throughout the world in connection with the conduct of Platinum's business as described in Platinum's registration statement filed on Form S-1 (File No. 333-86906) (the "License"). The License shall be exclusive except that St. Paul may use the Licensed Marks for any and all purposes provided in Schedule 1.1. St. Paul hereby reserves all other rights not expressly granted hereunder.

----------
(1) This template shall be amended as necessary for each licensor of the St. Paul trademarks and service marks in each jurisdiction as indicated in the attached Schedule A.

                                   ARTICLE II

                         OWNERSHIP OF THE LICENSED MARKS

            SECTION 2.1 Ownership. Platinum agrees that, as between the parties, St. Paul exclusively owns the Licensed Marks. Platinum also agrees that all of Platinum's uses of the Licensed Marks, and all goodwill arising therefrom, shall inure to the exclusive benefit of St. Paul. Platinum will not at any time do or cause to be done any act or thing contesting or in any way impairing all or part of such right, title and interest of St. Paul in and to the Licensed Marks. Platinum shall not represent that it has any ownership interest in the Licensed Marks or registrations, or applications for registration, thereof. Platinum shall not register, file, maintain any registration or application for registration of, or use except as permitted hereunder, any trademark, service mark, Internet domain name, trade name or other device that incorporates any of the Licensed Marks, or any marks confusingly similar thereto, in any country, state, province or other location.

            SECTION 2.2 Assignment of Rights in the Licensed Marks. Platinum hereby irrevocably assigns to St. Paul, for no additional consideration, any rights, equity and goodwill in or relating to the Licensed Marks, which may, by operation of law or otherwise, vest in Platinum during the term of this Agreement. Platinum agrees to execute all documents and perform all acts reasonably requested by St. Paul from time to time to effect, confirm and record St. Paul's ownership of the Licensed Marks.

                                   ARTICLE III

                            USE OF THE LICENSED MARKS

            SECTION 3.1 Compliance Regarding the Licensed Marks. Platinum shall comply with all applicable laws and regulations relating to the use of the Licensed Marks and the goods and services in connection with which Platinum uses the Licensed Marks, including without limitation any laws and regulations which require Platinum to indicate that (i) Platinum is a licensee of the Licensed Marks; (ii) St. Paul owns the Licensed Marks; and/or (iii) Platinum is the source of the services provided or offered in connection with the Licensed Marks. Platinum shall apply statutory notice of trademark registration, where reasonably practicable.

            SECTION 3.2 Reputation. Platinum shall not, by any act or omission, tarnish, disparage, degrade, dilute or injure the reputation of the Licensed Marks, or the goodwill associated therewith.

                                   ARTICLE IV

                                 QUALITY CONTROL

            SECTION 4.1 Standard of Quality. Platinum acknowledges that the Licensed Marks have established valuable goodwill and are well recognized in the minds of the relevant classes of customers and trade. Platinum agrees that the nature and quality of all services


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provided or offered by Platinum in connection with the Licensed Marks as permitted hereunder shall materially equal or exceed the standard of quality maintained by St. Paul immediately prior to the Closing Date (as defined in Section 5.1). Platinum shall permit St. Paul reasonable, and reasonably prompt, access to Platinum's facilities and personnel on prior written notice as reasonably requested by St. Paul or necessary for St. Paul to verify that Platinum is in compliance with the immediately foregoing sentence. Platinum also shall from time to time upon St. Paul's written request and at Platinum's cost make available to St. Paul for inspection specimens demonstrating Platinum's use of the Licensed Marks and other materials used in connection with the Licensed Marks.

                                   ARTICLE V

                              TERM AND TERMINATION

            SECTION 5.1 Term. This Agreement shall commence as specified in
Section 10.8 (the "Closing Date") and shall terminate 1 year after the Closing Date, unless terminated earlier in accordance with the provisions of this Agreement.

            SECTION 5.2 Early Termination. Platinum may terminate this Agreement at any time on 30 days' written notice to St. Paul. St. Paul may terminate this Agreement on 30 days' written notice to Platinum if Platinum does not cure its material breach of this Agreement within 30 days of St. Paul providing to Platinum a written notice of such breach specifying its nature in reasonable detail.

            SECTION 5.3 Effect of Termination. Upon termination of this Agreement, Platinum shall immediately cease using the Licensed Marks (including without limitation corporate names, telephone listings and other public or commercial appearances of the Licensed Marks). The following provisions of this Agreement shall survive termination thereof: Articles II, IX and X and Sections 3.2, 5.3 and 6.2(iii). Termination of this Agreement for any reason shall not affect those obligations which have accrued as of the date of termination.

                                   ARTICLE VI

                           ASSIGNMENT AND SUBLICENSING

            SECTION 6.1 Assignment. This Agreement and the rights and obligations hereunder may be assigned or otherwise transferred by St. Paul in its sole discretion in connection with the corresponding assignment of the Licensed Marks. This Agreement and the rights and obligations hereunder shall not be assigned or otherwise transferred (by operation of law or otherwise) by Platinum without St. Paul's prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported transfer of this Agreement in violation of this Agreement shall be void. This Agreement shall be binding on St. Paul, Platinum, and their respective permitted successors.

            SECTION 6.2 Sublicensing. Notwithstanding the non-sublicensable nature of this License as provided in Section 1.1 hereof, Platinum shall be free to sublicense to any of its


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Post-Closing Subsidiaries (as defined in the Formation and Separation Agreement)
any of its rights in the Licensed Marks (but only for such time as they are Post-Closing Subsidiaries), provided that: (i) Platinum shall impose on such sublicensee agreements with respect to the Licensed Marks that are no less stringent or complete than those required of Platinum hereunder, (ii) St. Paul shall be expressly named as a third party beneficiary of the sublicensee's agreements thereunder with direct rights of enforcement of such agreements; and
(iii) upon any termination of this Agreement, any sublicense granted by Platinum shall terminate immediately and automatically and all uses of the Licensed Marks by the sublicensee shall cease as described in Section 5.3 hereof.

                                  ARTICLE VII

                   THIRD PARTY VIOLATION OF THE LICENSED MARKS

            SECTION 7.1 Third Party Violation. Platinum shall promptly notify St. Paul in writing of any violation by a third party of the Licensed Marks which may come to Platinum's attention. St. Paul shall determine in its sole discretion whether or not any action shall be taken with respect to such alleged violation, and the nature of the action to be taken, unless the parties otherwise agree. Platinum agrees to cooperate with St. Paul in this regard as reasonably requested, all at St. Paul's expense. Any recovery obtained by St. Paul as a result of any such action brought under this Section 7.1 shall belong entirely to St. Paul.

            SECTION 7.2 Third Party Action Regarding the Licensed Marks. In the event that a third party commences an action against Platinum as a result of its use of the Licensed Marks, Platinum shall promptly notify St. Paul in writing of such action. St. Paul shall defend against any such action at St. Paul's expense, and Platinum shall cooperate in such defense as reasonably requested by St. Paul, all at St. Paul's expense.

                                  ARTICLE VIII

                        WARRANTY AND WARRANTY DISCLAIMER

            SECTION 8.1 Limited Warranty. St. Paul represents and warrants that it owns the Licensed Marks which are the subject of issued registrations identified on Schedule A attached hereto. Except as otherwise expressly stated herein, St. Paul disclaims all representations and warranties concerning the Licensed Marks, including without limitation warranties of title, merchantability, non-infringement and fitness for a particular purpose.

                                   ARTICLE IX

                                 INDEMNIFICATION

            SECTION 9.1 Indemnification of St. Paul. Platinum shall defend, indemnify and hold harmless St. Paul, its Post-closing Subsidiaries (as defined in the Formation and Separation Agreement) and their respective officers, directors and agents from and against any third party losses, liabilities, claims, damages, obligations, payments, costs and expenses, including, but not


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limited to, any amounts paid in settlement thereof and reasonable attorney fees
(collectively, "Claims") arising out of or based upon Platinum's material breach of this Agreement except to the extent that such Claims were caused directly or indirectly by acts or omissions of St. Paul, its Post-closing Subsidiaries or any person acting on behalf of St. Paul or any of its Post-closing Subsidiaries.

            SECTION 9.2 Indemnification of Platinum. St. Paul shall defend, indemnify and hold harmless Platinum, its Post-closing Subsidiaries (as defined in the Formation and Separation Agreement) and their respective officers, directors and agents from and against any third party Claims arising out of or based upon St. Paul's material breach of this Agreement except to the extent that such Claims were caused directly or indirectly by acts or omissions of Platinum, its Post-closing Subsidiaries or any person acting on behalf of Platinum or any of its Post-closing Subsidiaries.

            SECTION 9.3 Indemnification Procedure. Each party shall (i) give the other prompt notice of any Claim for which indemnification is sought; (ii) provide the indemnifying party with complete control over the defense and settlement of such Claim; and (iii) provide all reasonable assistance in connection with the defense of such Claim. The amount which either party to this Agreement is or may be required to pay to the other party pursuant to Sections
9.1 and 9.2 shall be reduced by any insurance proceeds or any other amounts actually recovered by or on behalf of such indemnified party, in reduction of the related Claim. Neither party shall be entitled to indemnification for Claims to the extent attributable to such party's gross negligence, bad faith or willful misconduct.

            SECTION 9.4 Sole Remedy. The indemnification provisions set forth in this Article IX are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1 Entire Agreement. This Agreement and the Formation and Separation Agreement constitute the entire agreement and understanding between the parties hereto, whether oral or written, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. In the event of a conflict between this Agreement and the other Ancillary Agreements (as defined in the Formation and Separation Agreement) concerning the subject matter thereof, the terms of this Agreement shall govern.

            SECTION 10.2 Amendment or Modification; Waiver. This Agreement may be amended or modified only by written instrument signed by the parties hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, provided that such waiver is in writing and executed by a duly authorized officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion unless the waiver explicitly provides for such


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effect. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

            SECTION 10.3 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

            SECTION 10.4 Governing Law; Dispute Resolution.

            (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and performed entirely therein,

            (b) Mandatory Arbitration. The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement and/or the provision of services hereunder, including, effect, validity, breach, interpretation, performance, or enforcement (collectively, a "Dispute") to binding arbitration in New York, New York at the offices of Judicial Arbitration and Mediation Services, Inc. before a panel of three arbitrators (the "Arbitrators") in accordance with the Streamlined Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services, Inc. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute.

            (c) Costs. The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in paragraph (d) below, as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrators' decision, unless the Arbitrators shall otherwise allocate such costs in such decision.

            (d) Injunctive Relief. This Section 10.4 shall not prevent the parties hereto from seeking or obtaining, and St. Paul shall be entitled to, temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision hereof, [or for any violation of St. Paul's trademark rights by Platinum,] pending the hearing before and determination of the Arbitrators. The parties hereby agree that they shall continue to perform under this Agreement pending the hearing before and determination of the Arbitrators, it being agreed and understood that the failure to so perform will cause irreparable harm to the parties and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

            SECTION 10.5 Descriptive Headings; Construction. The descriptive headings herein are inserted for convenience of reference only and are not part of, and do not affect the


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meaning, construction or interpretation of, this Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            SECTION 10.6 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            SECTION 10.7 No Partnership. This Agreement and the relationship between the parties established under this Agreement do not constitute a partnership, joint venture or any form of fiduciary relationship or contract of employment between the parties. Each of the parties hereto is an independent contractor and not an agent of the other party.

            SECTION 10.8 Effectiveness. This Agreement shall become effective contingent upon the consummation of the Public Offering (as defined in the Formation and Separation Agreement), without any further action by either of the parties hereto.

            SECTION 10.9 Definitions; Formation and Separation Agreement. Capitalized terms used but not defined in this Agreement have the meanings specified in the Formation and Separation Agreement.


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            IN WITNESS WHEREOF, each of the parties has caused a duly authorized representative to execute this Agreement on its behalf.

                        THE ST. PAUL COMPANIES, INC.

                        By: /s/ Bruce A. Backberg
                            ----------------------------------------------------
                            Name: Bruce A. Backberg
                            Title: Senior Vice President and Corporate Secretary


                        PLATINUM UNDERWRITERS HOLDINGS, LTD.

                        By:
                            ----------------------------------------------------
                            Name:
                            Title:

            IN WITNESS WHEREOF, each of the parties has caused a duly authorized representative to execute this Agreement on its behalf.

                        THE ST. PAUL COMPANIES, INC.

                        By:
                            ----------------------------------------------------
                            Name:
                            Title:


                        PLATINUM UNDERWRITERS HOLDINGS, LTD.

                        By: /s/ Jerome T. Fadden
                            ----------------------------------------------------
                            Name: Jerome T. Fadden
                            Title: President and CEO

                                   SCHEDULE A

OWNER: ST. PAUL RE, INC.

MARK                                COUNTRY                            REGISTRATION NUMBER
----                                -------                            -------------------
St. Paul Re                         Benelux                            635066
St. Paul Re                         CTM                                1427434
St. Paul Re                         Germany                            39833754
St. Paul Re                         Hong Kong                          B4170/2000
St Paul Re/Saint Paul Re            United Kingdom                     2156029C
    (series of two)

OWNER: THE ST. PAUL COMPANIES, INC.

MARK                                COUNTRY                            REGISTRATION NUMBER
----                                -------                            -------------------
St. Paul Re                         Australia                          764791
St. Paul Re                         Mexico                             660898
St. Paul Re                         Singapore                          T98/09017B
St. Paul Re                         US                                 1728102

          ARTICLE XI OWNER: ST. PAUL FIRE AND MARINE INSURANCE COMPANY

MARK                                COUNTRY                            REGISTRATION NUMBER
----                                -------                            -------------------
St. Paul Re                         Canada                             453,628